Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact Information:
Brad Edwards
Brainerd Communicators, Inc.
212-986-6667
edwards@braincomm.com

K-V Pharmaceutical Company Announces Additional Notification from NYSE Regarding Listing Criteria

St. Louis, MO, July 20, 2012 – K-V Pharmaceutical Company (NYSE: KVa/ KVb) (“the Company”) today announced that on July 16, 2012 it was notified by the New York Stock Exchange Regulation, Inc., (“NYSE”) that it is below listing standard criteria due to the Company’s average market capitalization being less than $50 million over a 30-day trading period and its stockholder’s equity being less than $50 million. Per NYSE regulations, K-V intends to submit a plan to the NYSE within 45 days of receipt of the notification to demonstrate its ability to achieve compliance with these continued listing standards within 18 months of receipt of the notice.

In addition, the Company was notified by the NYSE that its Class B common shares are below criteria for the average closing price of a security of less than $1.00 over a consecutive 30-day trading period. The Company will have a six-month period from the date of the NYSE notification to cure the deficiency related to its Class B common shares. Per NYSE procedures, K-V intends to notify the NYSE within 10 business days from the receipt of the NYSE notification of its intent to cure the deficiency related to its Class B common shares within the six-month cure period.

As previously announced on June 29, 2012, the Company’s Class A common shares are below criteria for the average closing price of a security of less than $1.00 over a consecutive 30 day trading period. The Company informed the NYSE of its intent to cure this deficiency within the six-month cure period on July 10, 2012.

About K-V Pharmaceutical Company
K-V Pharmaceutical Company is a specialty branded pharmaceutical company with a primary focus in the area of women’s healthcare. As such, we are committed to advancing the health of women across all the stages of their lives. For further information about K-V Pharmaceutical Company, please visit the Company’s corporate Website at www.kvpharmaceutical.com.

Cautionary Note Regarding Forward-looking Statements

 This release contains various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 (the “PSLRA”) and which may be based on or include assumptions concerning our operations, future results and prospects. Such statements may be identified by the use of words like “plan,” “expect,” “aim,” “believe,” “project,” “anticipate,” “commit,” “intend,” “estimate,” “will,” “should,” “could,” “potential” and other expressions that indicate future events and trends.

All statements that address expectations or projections about the future, including, without limitation, statements about product launches, governmental and regulatory actions and proceedings, market position, revenues, expenditures and the impact of the recall and suspension of shipments on revenues, adjustments to the financial statements, the filing of amended SEC filings and other financial results, are forward-looking statements.

All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the PSLRA’s “safe harbor” provisions, we provide the following cautionary statements identifying important economic, competitive, political, regulatory and technological factors, among others, that could cause actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions. Such factors include (but are not limited to) the following:

(1)
our ability to continue as a going concern, as discussed in Note 3—“Going Concern and Liquidity Considerations” of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2012 (“2012 Form 10-K”);

(2)
the risk that the Company may be insolvent in the near term, if it is not able to generate sufficient liquidity to satisfy its upcoming payment obligations including $95.0 million of milestone payments owed to Cytyc Prenatal Products Corp. and Hologic, Inc. (Cytyc Prenatal Products Corp. and Hologic, Inc. are referred to collectively as “Hologic”) beginning August 4, 2012 and a $13.5 million interest payment owed on its senior secured notes due on September 15, 2012;

(3)	the risk that, if necessary, the Company will be unsuccessful in attempts to restructure its existing capital structure and operations;
(4)	risks associated with the introduction and growth strategy related to the Company’s Makena® product, including:
(a)
the impact of competitive, commercial payor, governmental (including Medicaid program), physician, patient, public or political responses and reactions, and responses and reactions by medical professional associations and advocacy groups, on the Company’s sales, marketing, product pricing, product access and strategic efforts;

(b)
the possibility that the benefit of any period of exclusivity resulting from the designation of Makena® as an orphan drug may not be realized as a result of the decision of the U.S. Food and Drug Administration (the “FDA”) announced on March 30, 2011 to decline to take enforcement action with regards to compounded alternatives, as updated on June 15, 2012 and June 29, 2012;

(c)
the Center for Medicare and Medicaid Services’ (“CMS”) prior policy regarding Medicaid reimbursement for Makena®, as updated on June 15, 2012, and the resulting coverage decisions for Makena® by various state Medicaid and commercial payors;

(d)
the statements made on June 15, 2012 by the FDA, as updated, and CMS may not lead to state Medicaid and other payers making Makena® easily accessible to patients, that unreasonable policies and conditions may continue to be imposed and compounding of hydroxyprogesterone caproate (“17P”) could continue to exceed the scope of traditional pharmacy compounding;

(e)	the satisfaction or waiver of the terms and conditions for our continued ownership of the full U.S. and worldwide rights to Makena® set forth in the previously disclosed Makena® acquisition agreement;
(f)	the number of preterm birth risk pregnancies for which Makena® may be prescribed, its safety and side effects profiles and acceptance of pricing;
(g)	the risk that, if needed, future modifications or amendments to the agreement with Hologic may be unsuccessful;
(h)	our ability to generate sufficient capital to satisfy the $95.0 million of remaining milestone payments to Hologic related to the purchase of Makena®, which are due beginning August 4, 2012; and
(i)
the costs and risks associated with litigation we recently initiated against the FDA and the U.S. Department of Health and Human Services (the “HHS”) seeking increased patient access to Makena®, including the possibility that we will not prevail on the merits of our claims or, even if our claims are meritorious, there could be substantial difficulties or delays in obtaining the relief sought which, as a practical matter, could deprive us of the benefit we might realize from prevailing in the litigation;

(5)	the possibility of further delay or inability to obtain FDA approvals to relaunch Clindesse® and Gynazole-1® and the possibility that any other product relaunch may be delayed or unsuccessful;
(6)
risks related to compliance with various agreements and settlements with governmental entities including those discussed in Note 15—“Commitments and Contingencies” of the Notes to Consolidated Financial Statements included in our 2012 Form 10-K, including:

(a)
the consent decree between the Company and the FDA and the Company’s suspension in 2008 and 2009 of the production and shipment and the nationwide recall of all of the products that it formerly manufactured, as well as the related material adverse effect on our revenue, assets, liquidity and capital resources;

(b)	the agreement between the Company and the HHS to resolve the risk of potential exclusion of the Company from participation in federal health care programs;

(c)	our ability to comply with the plea agreement between a now-dissolved subsidiary of the Company and the U.S. Department of Justice, including the remaining payments owed under the plea agreement; and
(d)
our ability to comply with the Settlement Agreement dated December 6, 2011 with the Department of Justice, the United States Attorney’s Office for the District of Massachusetts, the Office of Inspector General of the Department of Health and Human Services and the TRICARE Management Activity (collectively, the “Parties”) resolving certain claims under the qui tam provisions of the False Claims Act, including the remaining payments owed under the Settlement Agreement, which could result in significant penalties including exclusion from participation in federal health care programs;

(7)	the availability of raw materials and/or products manufactured for the Company under contract manufacturing agreements with third parties;
(8)
risks that the Company may not ultimately prevail in, or that insurance proceeds, if any, will be insufficient to cover potential losses that may arise from, litigation discussed in Note 15—“Commitments and Contingencies—Litigation and Governmental Inquiries” of the Notes to Consolidated Financial Statements included in our 2012 Form 10-K, including:

(a)	the series of putative class action lawsuits alleging violations of the federal securities laws by the Company and certain individuals;
(b)	product liability lawsuits, including the possibility that our current estimates of the financial effects of ongoing product liability claims and lawsuits could prove to be incorrect;
(c)	lawsuits pertaining to indemnification and employment agreement obligations involving the Company and its former Chief Executive Officer; and
(d)
challenges to our intellectual property rights by actual or potential competitors and challenges to other companies’ introduction or potential introduction of generic or competing products by third parties against products sold by the Company;

(9)	the possibility that our current estimates of the financial effect of previously announced product recalls could prove to be incorrect;
(10)
risks related to the Company’s highly leveraged capital structure discussed in Item 7—“Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” of our 2012 Form 10-K, including:

(a)
the risk that the maturities of our debt obligations may be accelerated due to our inability to comply with scheduled interest and principal payments, covenants and restrictions contained in our loan agreements;

(b)	restrictions on the ability to increase our revenues through certain transactions, including the acquisition or in-licensing of products or relaunch of certain of our products;
(c)	the risk that, if required, efforts to negotiate amendments to, modification or restructuring of our existing debt obligations may not be successful; and

(d)	risks that future changes in the Board of Directors may lead to an acceleration of the maturities of the Company’s debt;
(11)
the risk that we may not be able to again satisfy the quantitative listing standards of the NYSE; on June 26, 2012 and July 16, 2012, respectively, the NYSE notified us that the average closing share price of our Class A Common Stock and Class B Common Stock each fell below the NYSE’s quantitative continued listing standard to maintain a minimum average closing share price of $1.00 during any consecutive 30 trading-day period; on July 16, 2012, we also received notice from the NYSE that the Company failed to meet two other continued listing standards that require the Company to maintain a market capitalization of at least $50.0 million over a consecutive 30 trading-day period and total stockholders’ equity of at least $50.0 million; although the NYSE allows us a cure period to again meet these continued listing standards before our stock is delisted from the NYSE, our stock price, market capitalization and stockholders’ equity may not rise to a level to satisfy these requirements; moreover, we may not meet other NYSE listing standards in the future; and

(12)	the risks detailed from time to time in the Company’s filings with the SEC.

This discussion is not exhaustive, but is designed to highlight important factors that may impact our forward-looking statements.

Because the factors referred to above, as well as the statements included in Part I, Item 1A—“Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended March 31, 2012 could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements in this “Cautionary Note Regarding Forward-Looking Statements” and the risk factors that are included under Part I, Item 1A of the Fiscal 2012 Form 10-K. Further, any forward-looking statement speaks only as of the date on which it is made and we are under no obligation to update any of the forward-looking statements after the date of this release. New factors emerge from time to time, and it is not possible for us to predict which factors will arise, when they will arise and/or their effects. In addition, we cannot assess the impact of each factor on our future business or financial condition or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.